Exhibit 10.18

(English translation of agreement written in the Chinese language.)

Shanghai Advance Sale Contract for

Commercial/Residential Building

Party A (Seller): Shanghai Zhongye Xiangteng Investment Co., Ltd.

Address: 238 Jiangchang 3rd Road, Suite 1502, Shanghai, 200436

Business License: 310108000426142

Enterprise Qualification Certificate No.: Shanghai Real Estate Qualification (Zhabei) 0000252

Legal Representative: Yong Li   Contact Phone: 56776909

Entrusted Agent:                         Contact Phone:

Party B (Buyer): Shanghai Aohong Chemical Co. Ltd.

Nationality: China                   Residence: Shanghai

Personal/company: Company   Sex:            Date of Birth:

Address: 333 E. Huhua  Road, Huating, Jiading District, 201811

ID: Business License                    ID Number: 310101000235018

Contact Phone: 13901888872

Entrusted Agent/ Legal Repetitive:     Contact Phone:

Address:

After the negotiation in the principles of equality and free will, Party A and Party B entered this contract regarding the advance sale of the commercial property located in the Xiangteng Fortune Plaza by Party A to Party B.

1.
Party A has obtained the use right of Zhabei District 080090327003000 land by means of transfer, and has registered the land use right and obtained Property Ownership Certificate accordingly. The Certificate No. is Zha 2008010550, and the area covered by the land use right is 27392.60 m2. The land is for commercial and office use.

With approval, Party A made investment and constructed the commercial building named “Xiangteng Fortune Plaza” (temporary/ current name) on the land. The main construction has a reinforced concrete structure and the building is composed of 10 floors on the ground and 1 floor under the ground.

The forementioned commercial property has met the requirements on advance sale that are stipulated in Measures of Shanghai Municipality for Real Estate Transfer, and Housing and Land Administration of Zhabei District of Shanghai has approved the property to list for advance sale. (Advance Sale Permit number: Zhabei Real Estate (2009) Advance 0000431.

2.
Party B agrees to purchase from Party A the property located at  9 Xiangteng Fortunate Plaza Floor 4 Suite 501, Lane 3088 ,Gonghexin Road (Short for the “Property”). The Property is approved by government for office use.

Per the current measurement conducted by Party A,  the construction area of the Property is 315.39 m²; including the private construction area of 223.69 m² and public area of 91.70 m² in addition to 0 m² of underground area. (Please refer to the Appendix for detailed price information). The floor height is __blank____.

Please refer to the Appendix II for building design and floor plan; Appendix III for Property’s building structure, fitment, and equipment standards; Appendix IV for the status of the Property (e.g. mortgage, leasing); Appendix VI  for adjacent constructions and complex layout; Appendix V for “Property Management Service Contract in Initial Period”   and “Users Conventions” or related Commitments.

3.	Party B agrees to purchase the Property at the unit price of RMB 25, 497.45 per square meter (exclusive of the decoration expenses),

Based on the current measurement by Party A on the Property, the total purchase price for this Property is RMB 8,041,640.00 (exclusive of the decoration expenses),

The total Property decoration expenses is RMB  ,

4.
The total purchase price that Party B shall pay for the Property covers the property price and the land use right fee in proportion to the space.  The price under this contract won’t subject to any changes, except when the third party survey result is different from the current measurement.

5.
Upon delivery of the property, the actual Property space should be based on the survey conducted by a real estate survey institution authorized by Shanghai Municipal Housing and Land Resources Administrative Bureau. If the result of the third-party survey is not consistent with the current measurement by Party A, besides applicable laws, regulations, and rules, both parties agree to handle the issue as follows:

1)	Based on the unit price stipulated in this contract, Party B shall be refunded for any overpayment or make a supplemental payment for any deficiency.

2)
Party A agrees not to charge Party B for any deficiency, if the difference between current measurement and survey result  is + 3% (including 3%); Party B shall have the right to terminate this contract if the difference between current measurement and survey result  is more than - 3% (including -3%).  Party B should excise its right to terminate this contract before or upon signing Property Delivery Notice. In the absence of such an indication, Party B is deemed to have disclaimed this right.

6.
Upon signing this contract, the current construction status of the Property is   blank      . Party B shall wire the sufficient amount of payment to Party A’s advance sales escrow account (Advance sales regulatory authority: Shanghai Rural Commercial Bank Baoshan Branch; Account name: Shanghai Zhongye Xiangteng Investment Co., Ltd; Account number: 32463308100000970) by the agreed-on dates. The advance sales fund should be used under supervision prescribed by applicable government regulations.

See Appendix I for detailed payment methods and payment terms agreed by both parties.

7.
If Party B fails to make the payment on time as stipulated in this contract, Party B shall pay a daily penalty equivalent to 0.5 ‰ of the overdue amount to Party A for each day over due from the next day after the due date to the actual payment date. If the payment is overdue 90 days, Party A has the right to pursue the liability of Party B through the 2nd procedure listed as follows:

(1)               Party A shall have the right to unilaterally terminate this contract. Party B shall pay penalty, which shall be equivalent to  % of the total price. Party A shall have the right to deduct Party B’s overdue penalty from the amounts that have been paid by Party B, and refund the balance to Party B. If the advance payment from Party B is insufficient to cover penalty obligation, Party B shall have the right to make a claim for the balance amount of the penalty.

In the event of termination of the contract, Party A shall notify Party B in written.

(2)              See Supplementary Provisions Section 2 Article 2 for detailed information.

8.
After signing this contract, Party A shall not make any changes to the construction design (See Appendix III) of the Property without permission.  Party A shall obtain the written consent of Party B and the approval of planning administrative authorities if changes to the construction are necessary.  After obtaining the approval, Party A shall sign Contract Amendment with Party B within 30 days.

Party B shall have the right to terminate this contract if Party A makes any unauthorized changes to the construction design of the Property.

9.
Without permission, Party A shall not make any changes to the complex layout that has been agreed by both parties (see Appendix VI).  Party A shall obtain the written consent from Party B prior to making any changes to the layout.

In the absence of such consent, Party B shall have the right to request Party A to restore the original complex layout. In the event when the layout can not be restored, Party A shall pay for a penalty equivalent to 0.05 % of the total purchase price of the Property.

10.	At the time of delivery, the condition of the Property shall meet the following requirements listed under No. 3) :

1)
Real Estate Initial Registration for this Property has been completed and the Newly-Built Commercial Building Property Right Certificate has been obtained for the Property.  Party A has cancelled the mortgage that has been set on the Property and paid the real estate maintenance fund.

2)
Permit for Delivery of New Residential Use has been obtained; Party A has cancelled the mortgage that has been set on the Property and paid the real estate maintenance fund;  Party A guarantees to complete the procedure of Real Estate Initial Registration and obtain the Newly-Built Commercial Building Property Right Certificate by   ;   Party B shall have the right to terminate this contract in the event of Party A’s failure to obtain Newly-Built Commercial Building Property Right Certificate by the time stipulated in this contract.

3)	Party A has obtained the Memorandum Form on the Completion of Construction Project.

Party A guarantees to complete the procedure of Real Estate Initial Registration and obtain the Newly-Built Commercial Building Property Right Certificate by December 22, 2010; Party B shall have the right to terminate this contract in the event of Party A’s failure to obtain Newly-Built Commercial Building Property Right Certificate by the date.

11.	Except for delays caused by force majeure, Party A shall delivery the Property to Party B by August 22nd, 2010.

12.
If Party A fails to deliver the Property to Party B by the date stipulated in Article 11 in this contract, Party A shall pay a daily penalty equivalent to 0.5‰ of the price prepaid by Party B for the period from the day immediately following the delivery date agreed in Article 11 to the date of actual delivery. If the delay is beyond 90 days, Party B shall have the right to take actions against Party A in the method (1)  as follows:

Method (1): Party B shall have the right to terminate this contract.

Method (2):

13.
After the Property meets the delivery requirements stipulated in Article 10 of this contract, Party A shall notify Party B in written to process the property delivery procedure 10 days prior to actual delivery; within 10 days after Party B receives the written notice, Party B shall conduct a joint inspection for delivery on the Property with Party A. The document representing the occurrence of property delivery is the Move-in Procedure Manual provided by Party A..

During the inspection and deliver of the Property, Party A shall present all the certificates and documents which prove that the Property has met all the requirements stipulated in Article 10 in this contract.  As the Property is for office use, Party A shall provide “        blank       Quality Warranty and “      blank                     Property User Instructions. Also, Party A shall provide documents of the survey at the request of Party B.

If Party A fails to present or provide the documents required in the earlier articles, Party B shall have the right to reject the Property, and Party A shall be held responsible for the resulting delay of delivery.

14.
Both parties shall sign Property Delivery Note under the conditions prescribed by this contract within 20 days after Party A completes Real estate Initial Registration and obtains Newly-Built Commercial Building Property Right Certificate. The “Property Delivery Note” is a prerequisite for property title transfer.

Within 20 days after Property Delivery Note is signed, both parties shall declare value, transfer property ownership and apply for the Property’s Ownership Certificate at  Zhabei District Real Estate Trading Center.

15.
The risk and liability of the Property has been transferred from Party A to Party B since the delivery date. Party B shall issue a written notice to Party A if Party A fails to conduct inspection and the transfer of the Property on the scheduled date.  If Party B fails to conduct inspection and the transfer the Property on the date prescribed in the written notice, Party B shall start to bear the risk and liability of the Property from the day following the scheduled delivery date prescribed in the written notice.

16.
Party A shall guarantee that no mortgage is set on the Property by Party A upon its delivery of the Property to Party B, and that the Property is free from property right disputes and financial disputes. If the conditions of the Property are found inconsistent with Party A, Party A shall be responsible for all the related liabilities.

17.
As of delivery, the Property should have passed inspections. If the fitment and   equipments in the Property have not met the requirements described in Article 3, Party B shall have the right to require Party A to compensate a doubled amount of the deficient value of the decoration and equipments. If the main structure does not meet the standards stipulated in Appendix III, Party B shall have the right to terminate this contract.

On occurrence of a quality dispute between Party A and Party B, both parties shall appoint a qualified construction project quality inspection institution to verify the quality of the Property, and disputes shall be handled in accordance to the report issued by this institution.

18.
After delivery, if Party B believes that the main structure of the Property doesn’t meet the standards, Party B can appoint a qualified construction project quality inspection institution for quality verification. If the main structure of the Property is found unqualified, Party B shall have the right to unilaterally terminate this contract.

19.
If Party A excises its right to terminate this contract in accordance to the provisions prescribed in this contract, Party B shall notify Party A in written. Within 30 days upon receipt of the notice from Party B, Party A shall refund all the amounts of purchase price that have been previously paid by Party B (in addition to interest at rate of the People’s Bank of China for deposits during the same period), and compensate the losses (equivalent to 1% of the total purchase price) caused to Party B. The compensation shall be paid along with the refund of purchase payment.

“All amounts of purchase price that have been previously paid by Party B” mentioned in the above articles and other articles of this contract include the direct payment from Party B and the payments funded by bank loans.

20.
According to this contract, in the event that either party terminates this contract unilaterally and the penalties that have been paid before the termination, the penalty amount shall be deducted from the total compensation amount..

21.
If either party disagrees the other’s unilateral termination of this contract, within 30 days upon receipt of the written terminate notice, the other party shall file to the authorities as stipulated in Article 33 to confirm the effectiveness of the unilateral termination of the contract.

22.

If the Property delivered by Party A has other quality issues, Party B shall have the right to request Party A to repair for free during the quality warranty period and claim the compensation of equivalent to  0 time of repair expense.

On occurrence of disputes on other quality issues between Party A and Party B, both parties shall appoint a qualified construction project quality inspection institution to verify the quality of the Property, and disputes shall be handled in accordance to the report issued by this institution. .

23.
Upon the delivery of the Property, Party A shall assume appropriate warranty responsibility of the Property according to the “Regulation on the Quality Management of Construction Projects” issued by State Council and “Measures of Shanghai Municipality for Real Estate Transfer” prescribed in Appendix V.

24.
Party A has engaged Shanghai Xinshibei Enterprise Management & Service Co, Ltd as the property management company responsible for the maintenance of the Property, and has signed “Property Management Service Contract in Initial Period” (see Appendix V). As this Property is for office use, Party A and Party B have signed “Xiangteng Futune Plaza Community Convention” (see Appendix V).

25.
Party B’s ownership of the Property is indispensable from the land use right in proportion to the space. Upon the delivery of the Property, Party A’s rights, obligations and liabilities stipulated under the Land Use Right Transfer  Contract entered by Party A and Housing and Land Administration of Zhabei District of Shanghai shall be transferred to Party B.

26.	Party B may legally transfer, mortgage its rights and interests stipulated under this contract (within the ownership period), and Party A shall facilitate the process.

27.
Either party shall be informed in written (in registered mails or delivered directly) to the other party’s mail address or revised address after notified.  The registered mail shall be considered as delivered to the recipient after mailed in   day (based on the postmark date).  If the documents delivered directly to the other party, it shall be considered as delivered when signed by the recipient.

28.	The taxation and expenses related to the transaction of selling/purchase shall be borne by both parties respectively.

29.	Supplementary provisions, Appendixes, and Amendments are integral part of this contract.

If there are any discrepancies between the provisions in this Contract and Supplementary Provisions and Amendments, Supplementary Provisions and Amendments shall prevail.

Both parties may sign a written Supplementary Agreement to address the issues not set forth in this contract and changes during the execution of the contract.

30.
Both parties fully understand its rights and obligations upon signing this contract. Each party shall strictly perform its responsibilities under this contract in accordance with the provision hereof. A party shall be entitled to request compensation for loss or damage resulting from the other party’s breach of contract.

31.
This contract shall take effect from the date of signing/     blank              notarizing at a notary public office.  Within 30 days from the effective date of this contract, both parties shall apply to Real Estate Registration Institution to jointly register the advance sale. If one party fails to cooperate in this procedure, the other party shall have the right to fulfill the registration alone.

32.
After registration of this advance sale contract, in the event of the cancellation of this contract, within 30 days from the date on which such cancellation of this contract occurs, both parties shall present written documents and register with Zhabei District Real Estate Registration Institution for cancellation of this contract.

In the event that one party unilaterally terminates this contract, the party shall present to Real Estate Registration Institution the delivery receipt of the notice on unilateral termination of this contract and register for the cancellation of this contract.

33.	Both parties shall negotiate to seek settlement of disputes occurring during execution of this contract, and if negotiation fails, the disputes shall be resolved using the 2nd method here below:

1.	Refer the disputes to Arbitration Commission for settlement through arbitration.

2.	File complaint to a people’s court pursuant to laws

34.	This contract is made in six identical copies; each party has one copy. District Real Estate Registration Institution, , and Bureau of Finance have one copy each.

Appendix I

Payment terms and Payment period

Pay according to the terms as follows:

1.	Party B shall pay Party A RMB 3,041,640 to Party A by June 8th, 2010.

2.	Party B shall pay Party A RMB 5,000,000 to Party A by June 30th, 2010.

Special Provisions:

1、
If Party B pays for part of the property price through bank loan and needs Party B’s assistance in loan application, Party B shall sign bank loan application in Party A’s sales office located at No. 1 Gonghexinlu Road Lane 3088, suite 101, within 3 days after signing this contract, and shall provide complete loan documents according to Party A’s requirement within 7 days since the date of signing this contract.

2、
If Party B’s bank loan is not approved or approved bank loan is not sufficient for Party B to pay off the total property price, Party B is still responsible to make sufficient payment to Party A on timely manner in accordance with this contract.

3、	Both parties agree that Party B’s failures to pay at agreed time shall be handled according to Article 7 in this contract.

4、
If Party A’s bank deposit established to guarantee Party B’ bank loan is deducted  by the bank or Party A is held responsible for guarantee liability due to Party B’s failure to make payment to the bank loan, Party B shall refund the  Party A the amount that is paid on behalf of Party B plus 6% interest  within 5 days upon receipt of the notice from Party A; If Party B fails to refund by the due dates, Party A has the right to unilaterally terminate the contract, and Party B shall compensate  Party A  an amount of 5% of the total purchase price. Party A has the right to deduct Party B’s compensatory payment from the amount Party B has previously paid, and refund the rest (exclusive of interest) after fulfilling the contract cancelation procedure. If the total amount Party B has previously paid is not sufficient for the compensation, Party A shall have the right to claim for the deficiency payment from Party B.

Special Notice:

Party B shall keep the Property purchase receipt with due care. Party A won’t reissue a receipt in the event that Party B losses the receipt, and Party B shall be held responsible for the consequence.

Party A (Seller): Shanghai Zhongye Xiangteng Investment Co., Ltd.

Signature and Stamp:	/s/ Yong Li (With Stamp)

Party B (Buyer): Shanghai Aohong Chemical Co. Ltd.

Signature and Stamp:	/s/ Aihua Hu (With Stamp)

Representative from Party A to confirm the sale: Yadan Sun   (salesman cert # 310512203409154)

Contract entered on: June 10, 2010 14:28:18